Exhibit 4.5

RAND A TECHNOLOGY CORPORATION

as Borrower

and

DASSAULT SYSTÈMES S.A.

as Euro Loan Lender

and

DASSAULT SYSTÈMES S.A.

as Security Agent

and

DASSAULT SYSTEMES CORPORATION

as U.S. Dollar Lender

AMENDMENT No. 1 to

LOAN AGREEMENT NO. 1 of JUNE 18, 2002 for U.S. $6,250,000 and
€ 6,615,000

October 11, 2002

STIKEMAN ELLIOTT

AMENDMENT No. 1 TO LOAN AGREEMENT No. 1 OF JUNE 18, 2002

     THIS AMENDMENT AGREEMENT entered into and taking effect as of October 11, 2002,

BETWEEN:	RAND A TECHNOLOGY CORPORATION, a corporation incorporated under the laws of the Province of Ontario, having its registered address at 5285 Solar Drive, Mississauga, Ontario, Canada L4W 5B8,

(hereinafter referred to as the “Borrower”);

AND:	DASSAULT SYSTÈMES S.A., a corporation incorporated under the laws of France, having its registered address at 9, Quai Marcel Dassault, BP 310, 92156 Suresnes, Cedex, France,

(hereinafter referred to as the “Euro Lender”);

AND:	DASSAULT SYSTÈMES S.A., a corporation incorporated under the laws of France, having its registered address at 9, Quai Marcel Dassault, BP 310, 92156 Suresnes, Cedex, France,

(hereinafter referred to as the “Security Agent”);

AND:	DASSAULT SYSTEMES CORPORATION, a corporation incorporated under the laws of the State of Delaware, having its registered address at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 USA,

(hereinafter referred to as the “U.S. Dollar Lender”).

     WHEREAS Borrower, Euro Lender, Security Agent and U.S. Dollar Lender (collectively, the “Parties”) entered into a Loan Agreement No. 1, dated June 18, 2002, whereby Euro Lender agreed to lend €6,615,000 to the Borrower and U.S. Dollar Lender agreed to lend U.S.$6,250,000 to the Borrower (the “Loan No. 1”);

     WHEREAS the Parties entered into a Loan Agreement No. 2, dated June 18, 2002, whereby Euro Lender agreed to lend €6,615,000 to the Borrower and U.S. Dollar Lender agreed to lend U.S.$6,250,000 to the Borrower (the “Loan No. 2”);

     WHEREAS the First Tranche Advance Date, as such term is defined in Loan No. 2, is February 14, 2003;

     WHEREAS the Borrower has requested that the terms of Loan No. 2 be amended to change the First Tranche Advance Date from February 14, 2003 to October 14, 2002 (the “Change of the First Tranche Advance Date”);

     WHEREAS the Conversion Right, under Loan No. 2 provides that it is subject to TSX approval;

     WHEREAS, in consideration for the Change of the First Tranche Advance Date, the Parties wish to amend Loan No. 2 to so that the Conversion Right is no longer subject to TSX approval; and

     WHEREAS the amendment to the Conversion Right under Loan No. 2 requires a corresponding amendment to Loan No. 1, pursuant to the terms hereof (the “Amending Agreement”), so that the Conversion Right, as defined therein, shall be subject to obtaining approval of the TSX for such Conversion Right.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1
AMENDMENT TO LOAN NO. 1

1.1	Defined Terms

     Unless otherwise defined in this Amendment Agreement, all capitalized terms used in this Amendment Agreement shall have the meaning ascribed thereto in Loan No. 1.

1.2	Rand Conversion Right Subject to TSX Approval

The first sentence of Section 3.1 of Loan No. 1 is hereby deleted and replaced by the following:

“Subject to (i) the Borrower obtaining approval of the TSX to the Conversion Right, to the entire satisfaction of the Lenders and their legal counsel, acting reasonably, and to (ii) Section 3.2, the Borrower shall have the right (the “Conversion Right”), at the Borrower’s sole option, at any time and from time to time prior to the repayment in full of the Maturity Amounts, to convert all or any part of the then outstanding principal amount of either or both Loans, together with accrued and unpaid interest thereon, (which, if less than the entire unpaid principal amount and accrued and unpaid interest under such Loan, is U.S. $100,000 (in the case of the U.S. Dollar Loan) or €100,000 (in the case of the Euro Loan), or an amount in excess thereof which is an integral multiple of U.S. $100 or €100, as the case may be, into that number of fully paid and non-assessable Common Shares equal to the amount of the outstanding principal amount (plus accrued and unpaid interest thereon) in respect of which the Conversion Right is exercised (in U.S. Dollars for a conversion under the U.S. Dollar Loan and the Equivalent Amount thereof in U.S. Dollars for a conversion under the Euro Loan), divided by the Conversion Price in effect on the applicable Conversion Date.”

ARTICLE 2
GENERAL

2.1	No Other Amendment

     Other than as specifically provided herein, the terms of Loan No. 1 shall remain in full force and effect.

2.2	Governing Law

     This Amending Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

2.3	Counterparts and Facsimile

     This Amending Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by any party by facsimile transmission shall be as effective as delivery of a manually executed copy of this Amending Agreement by such party.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF the parties have executed this Amending Agreement as of the date appearing on the first page hereof.

RAND A TECHNOLOGY CORPORATION

By: Rui Malhinha, Chief Financial Officer

DASSAULT SYSTÈMES S.A., in its capacity as a Lender

By: Thibault de Tersant

DASSAULT SYSTÈMES S.A., in its capacity as the Security Agent

By: Thibault de Tersant

DASSAULT SYSTÈMES CORPORATION

By: Thibault de Tersant